                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
             the Securities Exchange Act of 1934 (Amendment No.   )

      Check the appropriate box:
      /X/        Preliminary Information Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
      / /        Definitive Information Statement

________________________________NUMEX CORPORATION_______________________________
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14c-5(g) and
           0-11
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                               NUMEX CORPORATION
                             2329 S. PURDUE AVENUE
                         LOS ANGELES, CALIFORNIA 90064

                            ------------------------

                             INFORMATION STATEMENT
                               SEPTEMBER 4, 2000

                            ------------------------

    WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS, DEFINED BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON STOCK OF THE COMPANY. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

GENERAL

    This Information Statement is first being furnished on or about
September 4, 2000 to stockholders of record as of the close of business on June 22, 2000 (the "Record Date") of the common stock, $0.10 par value per share (the "Common Stock") of Numex Corporation ("Numex" or the "Company") in connection with the following (collectively, the "Actions"):

    1. Amendment of the Certificate of Incorporation, as amended, changing the name of the Company to InternetMercado.com, Inc.;

    2. Amendment of the Certificate of Incorporation, as amended, increasing the number of authorized shares of Common Stock from 20,000,000 to 50,000,000 and increasing the number of authorized shares of preferred stock, $0.10 par value per share (the "Preferred Stock") from 10,000,000 to 15,000,000; and

    3.  Adoption of Numex's 2000 Stock Option Plan.

    The Board of Directors has approved, and a total of 53 stockholders (the "Consenting Stockholders") representing 9,423,855 shares of the 16,515,145 shares outstanding of the Common Stock as of June 22, 2000 have consented in writing, to the Actions. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding of Common Stock and are sufficient under the Delaware General Corporation Law and Numex's By-Laws to approve the Actions. Accordingly, the Actions will not be submitted to the other stockholders of Numex for a vote and this Information Statement is being furnished to stockholders to provide them with certain information concerning the Actions in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the regulations promulgated thereunder, including Regulation 14C.

    This Information Statement contains forward-looking statements which involve risks and uncertainties. Numex's actual results may differ significantly from the results discussed in the forward-looking statements.

    Numex will pay all costs associated with the distribution of the Information Statement, including the costs of printing and mailing. Numex will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Numex's Common Stock.

    FOR ADDITIONAL INFORMATION ABOUT NUMEX, REFERENCE IS MADE TO NUMEX'S REGISTRATION STATEMENT ON FORM 10-SB.

    The principal executive office of Numex is located at 2329 S. Purdue Avenue, Los Angeles, California 90064.

                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                       TO CHANGE THE NAME OF THE COMPANY

    The Board of Directors has unanimously adopted and the Consent Stockholders have approved an amendment to the Certificate of Incorporation, as amended, of Numex (the "Name Amendment") to change the name of the Company from "Numex Corporation" to "Internetmercado.com, Inc." The text of the Name Amendment is attached as Appendix A and is incorporated herein by reference.

    In the judgment of the Board of Directors, the change of Numex's corporate name is desirable in view of the significant change in the character and strategic focus of the business of Numex. The name change will reflect the fact that Numex's business is the development of a global e-commerce business focusing on the Hispanic market.

    The Name Amendment will become effective upon the filing of a certificate of amendment relating thereto with the Secretary of State of Delaware, which will occur on or about September 25, 2000. Under federal securities, laws, Numex cannot file the certificate of amendment until at least 20 days after the mailing of this Information Statement.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES
                      OF COMMON STOCK AND PREFERRED STOCK

    The Board of Directors has unanimously adopted and the Consenting Stockholders have approved an amendment to the Certificate of Incorporation, as amended, of Numex (the "Authorized Shares Amendment") to increase the authorized shares of Common Stock from 20,000,000 to 50,000,000 and to increase the authorized shares of Preferred Stock from 10,000,000 to 15,000,000. The text of the Authorized Shares Amendment is attached as Appendix B and is incorporated herein by reference.

    At June 25, 2000, there were 16,620,145 shares of Common Stock outstanding, and an additional 2,833,332 shares reserved for issuance pursuant to exercise of stock options and warrants and 2,474,612 shares issuable upon conversion of Numex's Series B Convertible Preferred Stock. Numex has not entered into any agreements or understandings for the issuance of additional shares of Common Stock.

    The Board of Directors has deemed it advisable and in the best interests of Numex to amend Article IV of the Certificate of Incorporation, as amended, to increase the authorized number of shares of Common Stock to 50,000,000 and to increase the authorized number of shares of Preferred Stock to 15,000,000. The purpose of such increase is to place Numex in a position where it will continue to have a sufficient number of shares of authorized and unissued Common Stock and Preferred Stock which can be issued for or in connection with such corporate purposes as may, from time to time, be considered advisable by the Board of Directors. Having such shares available for issuance in the future will give Numex greater flexibility and will allow such shares to be issued as determined by the Board of Directors of the Numex without the expense and delay of a special stockholders' meeting to approve such additional authorized capital stock. Such corporate purposes could include, without limitation: (a) issuance in connection with any desirable acquisitions which may be presented to the Numex, (b) the payment of stock dividends or issuance pursuant to stock splits,
(c) the issuance of Common Stock upon exercise of options granted under the Numex's stock option plan or in connection with other employee benefit plans,
(d) the issuance of Common Stock upon the conversion of any Preferred Stock, the exercise of warrants or the conversion of other securities convertible into Common Stock which may be outstanding from time to time, and (e) issuance in connection with an offering to raise capital for Numex.

    The authorized shares of Common Stock and Preferred Stock in excess of those presently issued will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by the Stockholders, except as may be required by the Certificate of

Incorporation, as amended, and applicable laws and regulations. Any future issuance of shares will be subject to the rights of holders of shares of any then outstanding Preferred Stock.

    The Authorized Shares Amendment may have the result of making it more difficult for any persons or group of persons, other than the current principal stockholders and Management, to acquire control of Numex by expanding the ability of Numex to issue shares and thereby dilute the voting power of any person or group that might accumulate shares in order to attempt to effect a change in control. Although the Authorized Shares Amendment might have such effect, the Authorized Shares Amendment has been proposed by the Board of Directors for the reasons set forth above and not for anti-takeover reasons. Numex is not aware of any present effort to accumulate shares of Common Stock or to attempt to change control of Numex. Numex has no present plans to issue additional shares of Common Stock either to the current principal stockholders, the directors, the executive officers or any other person or entity except under Numex's stock option plan or pursuant to the conversion or exercise of outstanding Preferred Stock, warrants and convertible securities.

    The Authorized Shares Amendment will become effective upon the filing of a certificate of amendment relating thereto with the Secretary of State of Delaware, which will occur on or about September 25, 2000. Under federal securities, laws, Numex cannot file the certificate of amendment until at least 20 days after the mailing of this Information Statement.

                     APPROVAL OF THE 2000 STOCK OPTION PLAN

    Effective April 6, 2000, the Board of Directors adopted the 2000 Stock Option Plan (the "Plan") and effective as of April 6, 2000 the Consenting Stockholders approved the Plan. The following summary describes the material features of the Plan.

PURPOSE

    The purpose of the Plan is to promote the long-term success of Numex by attracting, motivating and retaining directors, officers and key employees and consultants of Numex and its affiliates (the "Participants") through the use of competitive long-term incentives which are tied to stockholder value. The Plan seeks to balance Participants' and stockholder interests by providing incentives to the Participants in the form of stock options which offer rewards for achieving the long-term strategic and financial objectives of Numex.

COMMON STOCK AVAILABLE

    Subject to adjustment as described below, the maximum number of shares of Common Stock which may be awarded under the Plan may not exceed an aggregate of 5,000,000 shares over the life of the Plan. The Plan provides for equitable adjustment of the number of shares subject to the Plan and the number of shares of each subsequent award of stock thereunder and of the unexercised portion of the stock option award described below in the event of a change in the capitalization of Numex due to a stock split, stock dividend recapitalization, merger or similar event.

ELIGIBILITY

    Persons who are eligible to receive stock options granted under the Plan are those individuals and entities as the Compensation Committee or such other committee appointed by the Board of Directors to administer the Plan (the "Committee") in its discretion determines should be awarded such incentives given the best interest of Numex; provided, however, that (i) incentive stock options ("ISOs") may only be granted to employees of Numex and its affiliates and (ii) any person holding capital stock of Numex or any affiliate possessing more than 10% of the total combined voting power of all classes of capital stock of Numex or any affiliate will not be eligible to receive ISOs unless the exercise price per share is at least 110% of the fair market value of the stock on the date the option is granted.

ADMINISTRATION

    The authority to control and manage the operation and administration of the Plan is vested in the Committee appointed by the Board of Directors from time to time. Members of the Committee shall serve at the pleasure of the Board of Directors. The Committee may from time to time determine which officers, directors and key employees and consultants of Numex and its affiliates may be granted options under the Plan, the terms thereof (including, without limitation, determining whether the option is an ISO and the times at which the option shall become exercisable), and the number of shares for which an option or options may be granted. If rights of Numex to repurchase stock are imposed, the Board of Directors or the Committee may, in its sole discretion, accelerate, in whole or in part, the time for lapsing of any rights of Numex to repurchase shares or forfeiture restrictions. The Board of Directors or the Committee has the sole authority, in its absolute discretion. to adopt, amend and rescind such rules and regulations, consistent with the provisions of the Plan, as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and the instruments evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee are binding on all option holders under the Plan.

GRANT AND EXERCISE OF OPTIONS

    All ISOs will have option exercise prices per option share not less than the fair market value of a share on the date the option is granted, except in the case of ISOs granted to any person possessing more than 10% of the total combined voting power of all classes of stock in which case the price will be not less than 110% of such fair market value. The term of each option may not be more than 10 years, except that the term of each ISO issued to any person possessing more than 10% of the voting power of all classes of stock may not be more than five years.

    The vesting schedule for any option granted under the Plan, will be determined by the Board of Directors or the Committee and will be set forth in a specific option agreement. To the extent not exercised, installments will accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires. The Committee has the right to accelerate the exercisability of any option.

    Each ISO granted pursuant to the Plan is exercisable, during the optionee's lifetime, only by the optionee or the optionee's guardian or legal representative. Neither the option nor any right to purchase stock may be transferred, assigned or pledged other than by will under the laws of descent and distribution.

    Payment of the purchase price is by (i) cash, (ii) check, (iii) at the discretion of the Committee, by delivery to Numex of the option holder's promissory note, (iv) such other consideration as the Committee, in its sole discretion, determines and is consistent with the Plan's purpose and applicable law, or (v) any combination of the foregoing.

AMENDMENT AND TERMINATION

    The Board of Directors may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Board of Directors may deem advisable. Unless terminated by the Board of Directors earlier, the Plan shall terminate on the earlier of April 6, 2010 or ten years after the date the Plan is approved by Numex's stockholders.

    As of June 25, 2000, options for the purchase of 914,158 shares were outstanding by 25 employees.

MARKET VALUE OF UNDERLYING SECURITIES

    On June 30, 2000 the closing bid price for Numex's Common Stock on the OTC Electronic Bulletin Board was $0.9062.

FEDERAL INCOME TAX INFORMATION

    Under the terms of the Plan, options may be granted as either ISOs under
Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code") and the regulations thereunder or non-incentive stock options ("NSOs"). In general, an optionee does not recognize taxable income upon grant or exercise of an ISO and Numex is not entitled to any business expense deduction with respect thereto. However, upon the exercise of an ISO, the excess of the fair market value on the date of exercise of the shares received over the exercise price of the shares is treated as an item of adjustment for purpose of calculating alternative minimum taxable income. In order for the exercise of an ISO to qualify for the foregoing tax treatment, the optionee generally must be an employee of Numex or a subsidiary (within the meaning of Section 422 of the Code) from the date the ISO is granted through the date three months before the date of exercise (one year before the date of exercise in the case of an optionee who is terminated due to disability).

    If the optionee has held the shares acquired upon exercise of an ISO for at least two years after the date of grant and for at least one year after the date of exercise, upon disposition of the shares by the optionee, the difference, if any, between the sales price of the shares and the exercise price of the option is treated as long-term capital gain or loss. If the optionee does not satisfy these ISO holding period requirements (a "Premature Disposition"), the optionee will recognize ordinary income at the time of the disposition of the shares, generally in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option. The balance of the gain realized, if any, will be long-term or short-term capital gain, depending on the holding period. If the optionee sells the shares prior to the satisfaction of the ISO holding period requirements, but at a price below the fair market value of the shares at the time the option was exercised, the amount of ordinary income is limited to the amount realized on the sale over the exercise price of the option. Upon a Premature Disposition, Numex and its subsidiaries is allowed a business expense deduction to the extent the optionee recognizes ordinary income.

    In general, an optionee to whom a NSO is granted recognizes no income at the time of the grant of the option. Upon exercise of a NSO, an optionee recognizes ordinary income and Numex is entitled to a deduction in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option. Numex's deduction is conditioned upon its reporting the income amount.

    The foregoing summary of the Plan is subject to the provisions of the Plan which is included as Appendix C to this Information Statement.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

PERSONS ENTITLED TO NOTICE

    The Record Date for the determination of the stockholders entitled to notice of and to consent to the Actions has been fixed as of the close of business on June 22, 2000. As of June 22, 2000, there were outstanding 16,515,145 shares of Common Stock, each of which was entitled to one vote. The holders of the outstanding shares of Preferred Stock are not entitled to voting rights.

    Since the Actions have been duly approved by the Consenting Stockholders holding a majority of the outstanding Common Stock, approval or consent of the remaining stockholders is not required and is not being solicited hereby or by any other means.

    The Delaware General Corporation Law does not provide for dissenters rights in connection with the adoption of the Actions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Common Stock as of June 22, 2000 by: (i) each director; (ii) each of the executive officers; (iii) all executive officers and directors of Numex as a group; and (iv) all those known by Numex to be beneficial owners of more than 5% of the Common Stock. Unless stated otherwise in the notes to the table, each person named below has sole authority to vote and dispose of the shares shown. Under Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, in calculating percentage ownership, each person named below is deemed to beneficially own securities that such person has the right to acquire within sixty days through the exercise of any option or warrant or through the conversion of any security, but securities subject to options, warrants or conversion rights owned by others (even if exercisable or convertible within sixty days) are not deemed to be outstanding shares. The address of those individuals for which an address is not otherwise indicated is 2329 S. Purdue Avenue, Los Angeles, California 90064.

                                                          BENEFICIAL OWNERSHIP
                                                         ----------------------
                                                         NUMBER OF   PERCENTAGE
                                                          SHARES      OF TOTAL
                                                         ---------   ----------
DIRECTORS AND OFFICERS
Jeffrey A. Stern.......................................  2,540,006(1)    13.38%
Marc Strausberg........................................      7,000          *%
Felix Telado...........................................     25,000          *%
Marcelino Miyares......................................    192,400       1.01%
Barry Freilicher.......................................    269,469       1.42%
All Directors and Executive Officers (5 persons).......  3,001,875      15.81%

5% OR MORE BENEFICIAL OWNERSHIP
Estate of Jack I. Salzberg
  120 S. Palm Drive, #402
  Beverly Hills, CA 90212..............................  2,070,000(2)    10.90%

------------------------

*   less than 1%

(1) Does not include 2,000,000 shares issuable upon the exercise of the options granted by Numex to Mr. Stern.

(2) Consists of 1,620,000 shares held as trustees of the Jack I. Salzberg and Anna S. Salzberg Family Trust and 450,000 shares issuable upon the exercise of warrants.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          JEFFREY A. STERN PRESIDENT

September 4, 2000

                                  FORM 10-KSB

    A COPY OF NUMEX'S FORM 10-KSB AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO JEFFREY A. STERN, PRESIDENT, NUMEX CORPORATION, 2329 S. PURDUE AVENUE, LOS ANGELES, CALIFORNIA 90064.

                                   APPENDIX A

    RESOLVED, that Article I of the Certificate of Incorporation, as amended (the "Certificate of Incorporation") of the Corporation be amended to read in its entirety as follows:

    "The name of the corporation is InternetMercado.com, Inc. (hereinafter the "Corporation")."

                                   APPENDIX B

    RESOLVED FURTHER, that Article IV of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

    "The total number of shares of capital stock which the Corporation has authority to issue is sixty-five million (65,000,000) shares, of which
(i) fifty million (50,000,000) shares shall be designated Common Stock, having a par value of $0.10 per share, and (ii) fifteen million (15,000,000) shares shall be designated Preferred Stock, having a par value of $1.00 per share. The Board of Directors shall have authority to fix by resolutions the designations and powers, voting rights, preferences, conversion and other rights and the qualifications, limitations or restrictions of such Preferred Stock, including the number of shares of any series, to the full extent permitted by the Delaware General Corporation Law."

                                   APPENDIX C
                               NUMEX CORPORATION
                             2000 STOCK OPTION PLAN

     1.  ESTABLISHMENT, PURPOSE AND DEFINITIONS.

     2. The 2000 Stock Option Plan (the "Plan") of Numex Corporation, a Delaware corporation (the "Company"), is hereby adopted. The Plan shall provide for the issuance of incentive stock options ("ISOs") and nonqualified stock options ("NSOs") to purchase the Stock of the Company.

     3. The purpose of this Plan is to promote the long-term success of the Company by attracting, motivating and retaining directors, officers and key employees and consultants of the Company and its Affiliates (the "Participants") through the use of competitive long-term incentives which are tied to shareholder value. The Plan seeks to balance Participants' and shareholder interests by providing incentives to the Participants in the form of stock options which offer rewards for achieving the long-term strategic and financial objectives of the Company.

     4. The Plan is intended to provide a means whereby Participants may be given an opportunity to purchase shares of Stock of the Company pursuant to
(i) options which may qualify as ISOs under Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), or (ii) NSOs which may not so qualify.

     5. The term "Affiliates" as used in this Plan means, in the case of an ISO, parent or subsidiary corporations, as defined in Section 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries which become such after adoption of the Plan, and in all other cases, any entity which is controlled by or which controls the Company.

     6.  ADMINISTRATION OF THE PLAN.

     7. The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Board") or such other committee appointed by the Board to administer the Plan (the "Committee") or in the absence of a Committee, by the Board acting in such capacity.

     8. The Committee may from time to time determine which Participants (each an "option holder") shall be granted options under the Plan, the terms thereof (including without limitation determining whether the option is an ISO and the times at which the options shall become exercisable), and the number of shares of Common Stock for which an option or options may be granted.

     9. If rights of the Company to repurchase Stock are imposed, the Board or the Committee may, in its sole discretion, accelerate, in whole or in part, the time for lapsing of any rights of the Company to repurchase shares of such Stock or forfeiture restrictions.

    10. If rights of the Company to repurchase Stock are imposed, the certificates evidencing such shares of Stock awarded hereunder, although issued in the name of the option holder concerned, shall be held by the Company or a third party designated by the Committee in escrow subject to delivery to the option holder or to the Company at such times and in such amounts as shall be directed by the Board under the terms of this Plan. Share certificates representing Stock which is subject to repurchase rights shall have imprinted or typed thereon a legend or legends summarizing or referring to the repurchase rights.

    11. The Board or the Committee shall have the sole authority, in its absolute discretion, to adopt, amend and rescind such rules and regulations, consistent with the provisions of the Plan, as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and the instruments evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be binding on all option holders under the Plan.

    12.  STOCK SUBJECT TO THE PLAN.

    13. "Stock" shall mean the Common Stock of the Company or such stock as may be changed as contemplated by Section 3(c) below. Stock shall include shares drawn from either the Company's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including without limitation shares repurchased by the Company in the open market.

    14. Options may be granted under the Plan from time to time to eligible persons to purchase an aggregate of up to 5,000,000 shares of Stock. Stock options awarded pursuant to the Plan which are forfeited, terminated, surrendered or cancelled for any reason prior to exercise shall again become available for grants under the Plan (including any option cancelled in accordance with the cancellation regrant provisions of Section 6(f) herein).

    15. If there shall be any change in the Stock subject to the Plan, including Stock subject to any option granted hereunder, through merger, consolidation, recapitalization, reorganization, reincorporation, stock split, reverse stock split, stock dividend, combination or reclassification of the Company's Stock or other similar events, an appropriate adjustment shall be made by the Committee in the number of shares and/or the option price with respect to any unexercised shares of Stock. Consistent with the foregoing, in the event that the outstanding Stock is changed into another class or series of capital stock of the Company, outstanding options to purchase Stock granted under the Plan shall become options to purchase such other class or series and the provisions of this Section 3(c) shall apply to such new class or series.

    16. The Company may grant options under the Plan in substitution for options held by employees of another company who become employees of the Company as a result of merger or consolidation. The Company may direct that substitute options be granted on such terms and conditions as deemed appropriate by the Board or the Committee.

    17. The aggregate number of shares of Stock approved by the Plan may not be exceeded without amending the Plan and obtaining shareholder approval within twelve months of such amendment.

    18.  ELIGIBILITY.

        Persons who shall be eligible to receive stock options granted under the Plan shall be those Participants referred to in Section 1(b) above; provided, however, that (i) ISOs may only be granted to employees of the Company and its Affiliates and (ii) any person holding capital stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate shall not be eligible to receive ISOs unless the exercise price per share of Stock is at least 110% of the fair market value of the Stock on the date the option is granted.

    19.  EXERCISE PRICE FOR OPTIONS GRANTED UNDER THE PLAN.

    20. All ISOs will have option exercise prices per option share equal to the fair market value of a share of the Stock on the date the option is granted, except that in the case of any option granted to any person possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate (a "Ten Percent Stockholder") the price shall be not less than 110% of such fair market value. The option exercise prices per option for NSO's shall be as determined by the Committee, provided that NSO's shall have an exercise price that is not less than 85% of such fair market value except that the exercise price shall be 110% of such fair market value in the case of NSO's granted to any Ten Percent Stockholder. The price of ISOs or NSOs granted under the Plan shall be subject to adjustment to the extent provided in Section 3(c) above.

    21. The fair market value on the date of grant shall be determined based upon the closing price on an exchange on that day or, if the Stock is not listed on an exchange, on the average of the closing bid and asked prices in the Over the Counter Market on that day.

    22.  TERMS AND CONDITIONS OF OPTIONS.

    23. Each option granted pursuant to the Plan shall be evidenced by a written stock option agreement (the "Option Agreement") executed by the Company and the person to whom such option is granted. The Option Agreement shall designate whether the option is an ISO or an NSO.

    24. The term of each ISO and NSO shall be no more than 10 years, except that the term of each ISO issued to any person possessing more than 10% of the voting power of all classes of stock of the Company or any Affiliate shall be no more than 5 years.

    25. In the case of ISOs, the aggregate fair market value (determined as of the time such option is granted) of the Stock to which ISOs are exercisable for the first time by any individual during any calendar year (under this Plan and any other plans of the Company or its Affiliates if any) shall not exceed the amount specified in Section 422(d) of the Internal Revenue Code, or any successor provision in effect at the time an ISO becomes exercisable.

    26. The Option Agreement may contain such other terms, provisions and conditions regarding vesting, repurchase or other similar provisions as may be determined by the Committee and not inconsistent with this Plan. If an option, or any part thereof, is intended to qualify as an ISO, the Option Agreement shall contain those terms and conditions which the Committee determine are necessary to so qualify under Section 422 of the Internal Revenue Code.

    27. The Committee shall have full power and authority to extend the period of time for which any option granted under the Plan is to remain exercisable following the option holder's cessation of service as an employee or consultant, including without limitation cessation as a result of death or disability; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.

    28. The Committee shall have full power and authority to effect at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution new options under the Plan covering the same or different numbers of shares of Stock with the same or different exercise prices.

    29. As a condition to option grants under the Plan, the option holder agrees to grant the Company the repurchase rights as Company may at its option require and as may be set forth in the Option Agreement or a separate repurchase agreement.

    30. Any option granted under the Plan may be subject to a vesting schedule as provided in the Option Agreement and, except as provided in this Section 6 herein, only the vested portion of such option may be exercised at any time during the Option Period. Options shall become exercisable at the rate of at least 20% per year over five years from the date the option is granted, subject to reasonable conditions such as continued employment. However, in the case of an option granted to officers, directors or consultants of the Company or any of its Affiliates, the option may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company or any of its Affiliates. All rights to exercise any option shall lapse and be of no further effect whatsoever immediately if the option holder's service as an employee is terminated for "Cause" (as hereinafter defined). The unvested portion of the option will lapse and be of no further effect immediately upon any termination of employment of the option holder for any reason. Unless employment is terminated for Cause, the right to exercise an option in the event of termination of employment, to the extent that the Participant is otherwise entitled to exercise an option on the date employment terminates, shall be:

    31. at least six months from the date of termination of employment if termination was caused by death or disability;

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    32.  at least 30 days from the date of termination if termination of employment was caused by other than death or disability; and

    33.  but in no event later than the remaining term of the option.

        There shall be "Cause" for termination as set forth in any applicable employment or consulting agreement or, in the absence of such agreement if
    (i) the option holder is convicted of a felony, (ii) the option holder engages in any fraudulent or other dishonest act to the detriment of the Company, (iii) the option holder fails to report for work on a regular basis, except for periods of authorized absence or bona fide illness,
    (iv) the option holder misappropriates trade secrets, customer lists or other proprietary information belonging to the Company for the option holder's own benefit or for the benefit of a competitor, (v) the option holder engages in any willful misconduct designed to harm the Company or its shareholders, or (vi) the option holder fails to perform properly assigned duties with a failure to cure after 20 days notice.

    34. No fractional shares of Stock shall be issued under the Plan, whether by initial grants or any adjustments to the Plan.

USE OF PROCEEDS.

    Cash proceeds realized from the sale of Stock under the Plan shall constitute general funds of the Company.

    35.  AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

    36. The Board may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Board may deem advisable provided that (i) such amendment, suspension or termination complies with all applicable state and federal requirements and requirements of any stock exchange on which the Stock is then listed, including any applicable requirement that the Plan or an amendment to the Plan be approved by the shareholders. The Plan shall terminate on the earlier of (i) ten (10) years from April 6, 2000, (ii) the date on which no additional shares of Stock are available for issuance under the Plan, or (iii) ten years after the date the Plan is approved by the Company's stockholders.

    37. No option may be granted during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the option holder's consent, alter or impair any rights or obligations under any option granted under the Plan.

    38. The Committee, with the consent of affected option holders, shall have the authority to cancel any or all outstanding options under the Plan and grant new options having an exercise price which may be higher or lower than the exercise price of cancelled options.

    39.  ASSIGNABILITY OF OPTIONS AND RIGHTS.

    40. Subject to Subparagraph (b), no Option issued under the Plan shall be assignable or transferable by an option holder other than by will or the laws of descent and distribution. An Option awarded to an option holder during such option holder's lifetime shall be exercisable only by an option holder or his or her guardian or legal representation.

    41. Notwithstanding Subparagraph (a), in the case of an NSO, an option holder shall be permitted to transfer the Option to the option holder's spouse, adult lineal descendants, adult spouses of adult lineal descendants and trusts for the benefit of the option holder's minor or adult lineal descendants (a "Related Transferee") if the Option Agreement under which the Option is granted so specifies. If the Option is transferred to a Related Transferee pursuant to the preceding sentence, the Related Transferee shall, upon exercise of the Option, hold the Stock subject to all the provisions of

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
the transferor's Option Agreement in the same manner as the transferor and shall execute and deliver to the Company such instruments as the Company shall require to evidence the same.

    42.  PAYMENT UPON EXERCISE.

        Payment of the purchase price upon exercise of any option or right to purchase Stock granted under this Plan shall be made by giving the Company written notice of such exercise, specifying the number of such shares of Stock as to which the option is exercised. Such notice shall be accompanied by payment of an amount equal to the Option Price of such shares of Stock. Such payment may be (i) cash, (ii) by check drawn against sufficient funds,
    (iii) at the discretion of the Committee, by delivery to the Company of the option holder's promissory note, (iv) such other consideration as the Committee, in its sole discretion, determines and is consistent with the Plan's purpose and applicable law, or (v) any combination of the foregoing. Any Stock used to exercise options to purchase Stock (including Stock withheld upon the exercise of an option to pay the purchase price of the shares of Stock as to which the option is exercised) shall be valued in accordance with procedures established by the Committee. Any promissory note used to exercise options to purchase Stock shall be a full recourse, interest-bearing obligation secured by Stock in the Company being purchased and containing such terms as the Committee shall determine. If a promissory note is used to exercise options the option holder agrees to execute such further documents as the Company may deem necessary or appropriate in connection with issuing the promissory note, perfecting a security interest in the stock purchased with the promissory note and any related terms the Company may propose. Such further documents may include, without limitation, a security agreement and an assignment separate from certificate. If accepted by the Committee in its discretion, such consideration also may be paid through a broker-dealer sale and remittance procedure pursuant to which the option holder (I) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased Stock and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased Stock plus all applicable Federal and State income and employment taxes required to be withheld by the Company in connection with such purchase and (II) shall provide written directives to the Company to deliver the certificates for the purchased Stock directly to such brokerage firm in order to complete the sale transaction.

    43.  WITHHOLDING TAXES.

    44. Shares of Stock issued hereunder shall be delivered to an option holder only upon payment by such person to the Company of the amount of any withholding tax required by applicable federal, state, local or foreign law. The Company shall not be required to issue any Stock to an option holder until such obligations are satisfied.

    45. The Committee may, under such terms and conditions as it deems appropriate, authorize an option holder to satisfy withholding tax obligations under this Section 11 by surrendering a portion of any Stock previously issued to the option holder or by electing to have the Company withhold shares of Stock from the Stock to be issued to the option holder, in each case having a fair market value equal to the amount of the withholding tax required to be withheld.

    46.  CORPORATE TRANSACTIONS.

    47. For the purpose of this Section 12, a "Corporate Transaction" shall include any of the following shareholder-approved transactions to which the Company is a party:

    48. a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation; or

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
    49. the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company.

    50. Upon the occurrence of a Corporate Transaction, if the surviving corporation or the purchaser, as the case may be, does not assume the obligations of the Company under the Plan, then irrespective of the vesting provisions contained in individual option agreements, all outstanding options shall become immediately exercisable in full and each option holder will be afforded an opportunity to exercise their options prior to the consummation of the merger or sale transaction so that they can participate on a pro rata basis in the transaction based upon the number of shares of Stock purchased by them on exercise of options if they so desire. To the extent that the Plan is unaffected and assumed by the successor corporation or its parent company a Corporate Transaction will have no effect on outstanding options and the options shall continue in effect according to their terms.

    51. Each outstanding option under this Plan which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder in connection with the consummation of such Corporate Transaction had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under this Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

    52. The grant of options under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

    53.  LOANS OR GUARANTEE OF LOANS.

    54. The Committee may, in its discretion, assist any option holder in the exercise of options granted under this Plan, including the satisfaction of any income and employment tax obligations arising therefrom by (i) authorizing the extension of a loan from the Company to such option holder, (ii) permitting the option holder to pay the exercise price for the Stock in installments over a period of years or (iii) authorizing a guarantee by the Company of a third party loan to the option holder. The terms of any loan, installment method of payment or guarantee (including the interest rate and terms of repayment) will be upon such terms as the Committee specifies in the applicable option or issuance agreement or otherwise deems appropriate under the circumstances. Loans, installment payments and guarantees may be granted with or without security or collateral (other than to option holders who are not employees, in which event the loan must be adequately secured by collateral other than the purchased Stock). However, the maximum credit available to the option holder may not exceed the exercise or purchase price of the acquired shares of Stock plus any Federal and State income and employment tax liability incurred by the option holder in connection with the acquisition of such shares of Stock.

    55. The Committee may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Company in whole or in part upon such terms and conditions as the Committee may deem appropriate.

    56.  REGULATORY APPROVALS.

        The obligation of the Company with respect to Stock issued under the Plan shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies or stock exchanges as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Stock under the Plan until such time as any legal requirements or regulations have been met relating to the issuance of Stock, to their registration or qualification under the

    Securities Exchange Act of 1934, if applicable, or any applicable state securities laws, or to their listing on any stock exchange at which time such listing may be applicable.

    57.  NO EMPLOYMENT/SERVICE RIGHTS.

        Neither the action of the Company in establishing this Plan, nor any action taken by the Board or the Committee hereunder, nor any provision of this Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any parent, subsidiary or affiliated corporation) for any period of specific duration, and the Company (or any parent, subsidiary or affiliated corporation retaining the services of such individual) may terminate or change the terms of such individual's employment or service at any time and for any reason, with or without cause.

    58.  MISCELLANEOUS PROVISIONS.

    59. The provisions of this Plan shall be governed by the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State, without regard to its rules concerning conflicts of law.

    60. The provisions of this Plan shall inure to the benefit of, and be binding upon, the Company and its successors or assigns, whether by Corporate Transaction or otherwise, and the option holders, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

    61. The option holders shall have no dividend rights, voting rights or any other rights as a shareholder with respect to any options under the Plan prior to the issuance of a stock certificate for such Stock.

    62. With respect to grants to non-U.S. residents, options may be granted hereunder which may vary from the terms of the Plan but which are consistent with the terms hereof to the extent necessary or appropriate to comply with foreign laws including but not limited to tax laws.

    63. Any option exercised before stockholder approval is obtained shall be rescinded if stockholder approval is not obtained within 12 months before or after the Plan. Such shares shall not be counted in determining whether such approval is obtained.

    64. The Company shall provide annual financial statements of the Company to each Participant holding an outstanding option under the Plan.

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